COMPARISON OF CHANGE IN VALUE OF $10,000
      INVESTMENT IN DREYFUS EMERGING LEADERS FUND
      AND THE RUSSELL 2000 INDEX

      EXHIBIT A:
      ____________________________________________________________
     |            |                            |                    |
     |            |                            |      DREYFUS       |
     | PERIOD     |           RUSSELL 2000     |  EMERGING LEADERS  |
     |            |              INDEX *       |        FUND        |
     |---------   |   -----------------------  |  ----------------  |
     | 9/29/95    |                   10,000   |           10,000   |
     |11/30/95    |                    9,954   |           12,195   |
     | 2/29/96    |                   10,523   |           13,537   |
     | 5/31/96    |                   11,758   |           15,392   |
     | 8/31/96    |                   10,888   |           14,609   |
     |------------------------------------------------------------  |


     *Source: Lipper Analytical Services, Inc.